EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
OshKosh B'Gosh, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004, relating to the financial statements of OshKosh B'Gosh, Inc as of January 3, 2004 and December 28, 2003 and for the years then ended, appearing in the Annual Report on Form 10-K of OshKosh B'Gosh, Inc. for the fiscal year ended January 3, 2004.

/s/

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin February 7, 2005